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                                                                    EXHIBIT 24.2



                                POWER OF ATTORNEY


        KNOWN ALL PERSON BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints James G. Couch, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (File Number 333-74793), and any and all Registration Statements filed pursuant to Section 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or agent or substitute lawfully does or causes to be done by virtue hereof.







            SIGNATURE                                  TITLE                                DATE
            ---------                                  -----                                ----
      /s/ Robert B. Murphy, Jr.         Executive Vice President                       April 28, 1999
------------------------------------    and Chief Financial Officer
      Robert B. Murphy, Jr.             (Principal Financial Officer)